SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10700 Bren Road West
Minnetonka, Minnesota 55343

Dear Shareholder:

     On behalf of the board of directors of American Medical Systems Holdings, Inc. (“AMS”), I am pleased to invite you to attend a Special Meeting of the Shareholders of AMS. The meeting will be held on Friday, March 4, 2005, at 9:00 a.m., local time, at our executive offices located at 10700 Bren Road West, Minnetonka, Minnesota 55343.

     Our board of directors believes that a favorable vote on the matter to be considered at the Special Meeting is in the best interests of AMS and its shareholders, and unanimously recommends a vote FOR the matter described in the Notice of Special Meeting and Proxy Statement. Accordingly, we urge you to carefully review the accompanying materials and promptly vote your shares.

     Although you are invited to attend the Special Meeting, we will not make any presentations regarding AMS at the Special Meeting. Your vote is important to us. Whether or not you attend personally, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to have your shares represented and voted at the Special Meeting. If you do attend, your proxy can be revoked at your request in the event you wish to vote in person.

Very truly yours,

Martin J. Emerson
President and Chief Executive Officer

January 31, 2005

10700 Bren Road West
Minnetonka, MN 55343

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 4, 2005

TO THE SHAREHOLDERS OF AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.:

     A Special Meeting of Shareholders of American Medical Systems Holdings, Inc. will be held on Friday, March 4, 2005, at 9:00 a.m., local time, at our executive offices located at 10700 Bren Road West, Minnetonka, MN 55343, for the following purpose:

1.	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized voting common stock, $.01 par value (“common stock”) by 125,000,000 shares, from the current authorization of 75,000,000 shares to 200,000,000 shares.

2.	To transact any other business that properly comes before the meeting or any adjournment of the meeting.

     No other business will be conducted at the Special Meeting. Only shareholders of record as shown on the books of AMS at the close of business on January 21, 2005 will be entitled to vote at the Special Meeting or any adjournments thereof. Shareholders are entitled to one vote for each share held of record at that time. The Proxy Statement and accompanying proxy card will first be mailed to shareholders on or about January 31, 2005.

January 31, 2005	By Order of the Board of Directors

Carmen L. Diersen Secretary

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
10700 Bren Road West
Minnetonka, MN 55343

PROXY STATEMENT FOR
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MARCH 4, 2005

INFORMATION CONCERNING THE SPECIAL MEETING

     A Special Meeting of Shareholders of American Medical Systems Holdings, Inc. (“AMS”) will be held on Friday, March 4, 2005, at 9:00 a.m., local time, at our executive offices located at 10700 Bren Road West, Minnetonka, Minnesota 55343. Please see the attached Notice of Meeting for the purposes of the meeting.

     A proxy card is enclosed for your use. You are solicited on behalf of the board of directors to MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED. Postage is not required if mailed within the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our common stock. Our directors, officers and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy materials to the beneficial owners of our common stock.

     Any proxy card given in accordance with this solicitation and received in time for the Special Meeting will be voted in accordance with the instructions given in the proxy card. Any shareholder giving a proxy may revoke it at any time before its use at the Special Meeting by:

•	giving written notice of revocation to our Secretary before the Special Meeting or at the Special Meeting before the proxy card is used;

•	submitting another duly executed proxy card with a later date; or

•	appearing at the Special Meeting and voting his or her stock in person.

     We expect to mail this proxy statement, the proxy card and notice of meeting to our shareholders on or about January 31, 2005.

VOTING OF SHARES

     Our board of directors has fixed the close of business on Friday, January 21, 2005 as the record date for determining the shareholders of AMS who are entitled to notice of and to vote at the Special Meeting. On January 21, 2005, we had 33,759,687 shares of common stock outstanding, and no shares outstanding of the other authorized classes of shares. For each share of common stock that you own of record at the close of business on January 21, 2005, you are entitled to one vote on each matter voted on at the Special Meeting. The holders of shares of common stock do not have cumulative voting rights.

     Presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock (16,879,844 shares) is required for a quorum to conduct business. In general, shares of common stock represented by a properly signed and returned proxy card will count as shares present at the Special Meeting to determine a quorum. This is the case regardless of whether the proxy card reflects votes withheld from a matter or abstentions (or is left blank) or reflects a “broker non-vote” on a matter. A proxy card reflecting a broker non-vote is any proxy card that is returned by a broker on behalf of its beneficial owner customer and not voted on a particular proposal because voting instructions have not been received and the broker has no discretionary authority to vote.

     Assuming a quorum is represented at the Special Meeting, the approval of the proposed amendment to the Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of our total shares of common stock issued and outstanding as of the record date, whether in person or by proxy. Our shareholders may vote for or against a proposal, or may abstain from voting on a proposal. Shares voted as abstaining on a proposal will be treated as votes against the proposal. Broker non-votes on a proposal will be treated as shares not entitled to vote on that proposal and, therefore, will not be counted as voted shares.

     Shares of common stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by shareholders, but lacking any voting instructions, will be voted in favor of the proposals.

HOUSEHOLDING OF ANNUAL REPORTS AND PROXY STATEMENTS

     The Securities and Exchange Commission has approved a rule governing the delivery of annual reports and proxy statements. This rule allows us to send a single copy of our annual report and/or proxy statement to any household at which two or more AMS shareholders reside if we believe that the shareholders are members of the same family. Some banks, brokers, and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both our shareholders and us. It reduces the volume of duplicate information received at your house and helps us reduce our expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instruction forms.

     If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker, or other nominee record holder. We can also deliver a separate copy of our proxy statement to any shareholder upon either written request to American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, Attention: Investor Relations, or upon verbal request to (952) 930-6000. Similarly, if you share an address with another AMS shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions.

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PROPOSAL: AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Proposed Amendment

     The Amended and Restated Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of capital stock consisting of 75,000,000 shares of voting common stock, $.01 par value (“common stock”), 20,000,000 shares of non-voting common stock, $.01 par value, and 5,000,000 shares of preferred stock, $.01 par value. On January 4, 2005, our board of directors approved and declared the advisability of an amendment to the Amended and Restated Certificate of Incorporation (the “Certificate Amendment”) that increases the number of authorized shares of common stock from 75,000,000 to 200,000,000.

     Our board of directors believes that it is in our best interest to approve the proposed Certificate Amendment, a copy of which is attached hereto as Appendix A. If approved by our shareholders at the Special Meeting, the Certificate Amendment will become effective upon the filing with the Secretary of State of the State of Delaware. We intend to make this filing promptly after approval by our shareholders. If our shareholders approve the proposed Certificate Amendment, the first paragraph of Article IV of our Amended and Restated Certificate of Incorporation will be amended to read as follows:

     The total authorized capital stock of the Corporation shall be Two Hundred Twenty-five Million (225,000,000) shares consisting of (i) Two Hundred Million (200,000,000) shares of common stock, $.01 par value per share (“Voting common stock”); (ii) Twenty Million (20,000,000) shares of Non-Voting common stock, $.01 par value per share (“Non-Voting common stock,” and together with the Voting common stock, “common stock”); and (iii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

Stock Split

     On January 4, 2005, the board of directors approved a two-for-one stock split in the form of a 100% stock dividend, subject to obtaining shareholder approval of the Certificate Amendment (the “Stock Split”). In connection with the Stock Split, each holder of shares of common stock as of the close of business on March 14, 2005, will be entitled to receive, on or about March 21, 2005, one additional share of common stock for each share of common stock held on March 14, 2005. In addition, the number of shares of common stock reserved for issuance, including shares subject to outstanding options, would increase by 100% and the exercise price of outstanding options would correspondingly decrease by 50%. Shareholders are not being asked to vote on the Stock Split, but the Stock Split will not take place unless the shareholders approve the Certificate Amendment.

Current Shares Outstanding

     As of December 31, 2004, we had 33,736,143 shares of common stock issued and outstanding and 5,139,745 shares of common stock reserved for issuance upon exercise of

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outstanding stock options and future grants under our 2000 Equity Incentive Plan and Employee Stock Purchase Plan. As of the date of this Proxy Statement, there are no shares of non-voting common stock or preferred stock issued or outstanding.

Description of common stock

     The Certificate Amendment would increase the number of shares of the existing class of common stock available for issuance, but would not change the terms of the common stock or the rights of holders of such common stock. Holders of common stock are entitled to one vote for each share held and have no preemptive or other rights to subscribe for any unissued shares of our common stock. There are no cumulative voting rights. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor, subject to the preferences and other rights of the preferred shareholders, if any. On liquidation, dissolution or winding up, the holders of common stock are entitled to receive their pro rata portion of our net assets remaining after the payment of all debts and obligations and liquidation preferences, if any.

Reasons for, and Effect of, the Certificate Amendment

     The board of directors has approved the Stock Split, subject to shareholder approval of the Certificate Amendment, which would increase the number of outstanding shares of common stock by 33,736,143, from 33,736,143 to approximately 67,472,286, and the number of shares of common stock reserved for issuance under our Equity Incentive Plan and Employee Stock Purchase Plan by 5,139,745, from 5,139,745 to approximately 10,279,490. As of December 31, 2004, only 36,124,112 shares remained available for future issuance. Without the proposed increase in authorized shares of common stock pursuant to the Certificate Amendment, we would not have enough authorized but unissued shares of common stock to effect the Stock Split. In addition to making shares available to effect the Stock Split, our board of directors believes that it is in our best interest to have additional shares of common stock available for issuance, from time to time, in the discretion of our board of directors, and in such amounts, for such purposes and on such terms as our board of directors may determine, without further shareholder approval except as required by law, regulation or NASDAQ rules. These purposes may include, among other things, to fund our operations, to fund potential acquisitions, to meet our future financing needs, to allow for additional options granted pursuant to our existing or future stock incentive plans, to effect further stock splits or declare additional stock dividends, and other bona fide purposes. Our board of directors believes that an increase in the authorized shares of our capital stock will give us added flexibility to act in the future with respect to these purposes without the delay and expense of shareholder action each time an opportunity requiring the issuance of shares may arise. Other than for the approved Stock Split, current reserve needs and future increases in shares reserved under existing or future stock incentive plans, we have no present plans, understandings or agreements for the issuance or use of the proposed additional authorized shares of common stock.

     In addition to these corporate purposes, an increase in the number of authorized common stock may be used to make it more difficult to, or discourage an attempt to, obtain control of AMS by means of a takeover bid that our board of directors determines is not in our best interests and the best interests of our shareholders. However, our board of directors does not

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intend or view the increase in authorized common stock as an anti-takeover measure nor are we aware of any of this type of transaction that may be proposed or pending.

     Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. However, the additional shares of common stock might be issued at times and under circumstances as to have a dilutive effect on earnings per share and/or on the percentage ownership interest of the present holders of our common stock.

Board of Directors Recommendation

     Our board of directors recommends that our shareholders vote FOR the approval of the Certificate Amendment. The proposal to approve the Certificate Amendment requires the affirmative vote of a majority of our total shares of common stock issued and outstanding, whether present in person or represented by proxy. Unless a contrary choice is specified, proxies solicited by our board of directors will be voted FOR the approval of the Certificate Amendment.

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PRINCIPAL SHAREHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP

     The following table presents information about the beneficial ownership of our common stock (there are no shares of non-voting common stock outstanding) as of December 31, 2004, unless otherwise indicated. The information is given for: each shareholder who we know beneficially owns more than five percent of our outstanding common stock, each of our directors, our Chief Executive Officer and our other four most highly compensated executive officers, and all of our directors and executive officers as a group.

     Unless otherwise indicated, the business address for each of our shareholders in the table is 10700 Bren Road West, Minnetonka, Minnesota 55343, and each shareholder exercises sole voting and investment power over the shares reflected in the table.

		Total shares	Beneficial
	Shares subject	beneficially	ownership
Name of beneficial owner	to options	owned(1)	share of total(1)

FMR Corp. (2)	—	2,877,400	8.5%
Westcap Investors, LLC(3)	—	2,109,697	6.3%
Warburg, Pincus Equity Partners, L.P. (4)	—	1,854,180	5.5%
Franklin Resources, Inc.(5)	—	1,819,868	5.4%

Richard B. Emmitt (6)	—	214,877	*
A. Jay Graf	81,250	81,250	*
Christopher H. Porter	75,000	75,000	*
Thomas E. Timbie	—	—	*
Elizabeth H. Weatherman (7)	—	1,856,653	5.5%
Douglas W. Kohrs (8)	671,876	864,329	2.5%
Martin J. Emerson (9)	267,500	275,579	*
M. James Call	249,375	333,925	1.0%
Carmen L. Diersen (10)	—	415	*
Lawrence W. Getlin (10)	156,576	213,126	*
Ross Longhini	112,500	114,032	*

All directors and executive officers as a group (12 persons) (11)	1,736,577	4,162,218	11.7%

   * Less than one percent of the outstanding shares

1.	Based on 33,736,143 shares of common stock outstanding on December 31, 2004. Shares not outstanding, but considered beneficially owned because of the right of a person or member of a group to purchase them within 60 days from December 31, 2004, are treated as outstanding only when calculating the amount and percent owned by such person or group.

2.	On February 17, 2004, FMR Corp. reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2003: (i) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., beneficially owned 2,141,400 shares; (ii) Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., beneficially owned 443,100 shares; and (iii) Fidelity International Limited (FIL), which may be deemed to be an affiliate FMR Corp, beneficially owned 292,900. The Board of

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Trustees of the Fund has sole voting power for the shares owned by the Fund. The Fund, FMR Corp. (through its control of Fidelity Management & Research Company) and Edward C. Johnson 3rd (Chairman of FMR Corp.) each has the sole power to dispose of the shares owned by the Fund. Mr. Johnson, and various Johnson family members and trusts for their benefit, may be considered, by their stock ownership and the execution of a shareholders’ voting agreement, to form a controlling group of FMR Corp. FIL has sole power to vote and sole power to dispose of the 292,900 shares owned by FIL. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

3.	On February 5, 2004, Westcap Investors, LLC reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2003, it beneficially owned 2,109,697 shares. According to such Schedule 13G, Westcap Investors, LLC has sole voting power with respect to 1,661,813 of these shares and sole dispositive power with respect to 2,109,697 of these shares. Westcap Investors, LLC is an investment adviser. The address of Westcap Investors, LLC is 1111 Santa Monica Blvd., Ste. 820, Los Angeles, CA 90025.

4.	The shares of common stock beneficially owned by Warburg Pincus Equity Partners, L.P., a Delaware limited partnership, are owned by it and two affiliated funds (together, known as “WPEP”). Warburg Pincus & Co., a New York general partnership (“WP”), is the general partner of WPEP, and Warburg Pincus LLC, a New York limited liability company (“WP LLC”), manages WPEP. As a result of these relationships, WP and WP LLC are deemed to beneficially own the shares owned by WPEP. Each of WPEP, WP and WP LLC has shared voting power and shared investment power with respect to the shares owned by WPEP. Elizabeth H. Weatherman, one of our directors, is a managing director and member of WP LLC and a general partner of WP. The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, New York 10017.

5.	On February 13, 2004, Franklin Resources, Inc. (FRI) reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2003, the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. FRI reported that the advisory contracts grant to the applicable investment advisory subsidiaries all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiaries may be deemed to be the beneficial owner of the shares shown in the table. FRI also reported that Charles B. Johnson and Rupert H. Johnson Jr. (the FRI Principal Shareholders) each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. FRI reported that Franklin Advisors, Inc. and Franklin Private Client Group, Inc., investment advisory subsidiaries, hold sole voting and dispositive power as to 1,550,300 shares and 269,568 shares respectively. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of Section

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13(d) under the Securities Exchange Act of 1934. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.

6.	Mr. Emmitt is an AMS director, and is a managing director of The Vertical Group, Inc. and a general partner of The Vertical Group, L.P. The Vertical Group, L.P. is the general partner of Vertical Fund I, L.P. and Vertical Fund II, L.P., two of our shareholders. All shares indicated as owned by Mr. Emmitt are included because of his affiliation with The Vertical Group, Inc. and The Vertical Group, L.P. Mr. Emmitt does not own any shares individually and disclaims beneficial ownership of all shares owned by Vertical Fund I, L.P. and Vertical Fund II, L.P.

7.	Ms. Weatherman is an AMS director, and is a managing director and member of WP LLC and a general partner of WP. A total of 1,854,180 of the shares indicated as owned by Ms. Weatherman are included because of her affiliation with the Warburg Pincus entities. Ms. Weatherman disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. Ms. Weatherman owns 2,473 shares individually. Her address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, New York 10017.

8.	Mr. Kohrs is Chairman of our board of directors and was Chief Executive Officer until January 4, 2005.

9.	Mr. Emerson was promoted from President and Chief Operating Officer to President and Chief Executive Officer on January 4, 2005.

10.	The calculation of 2004 executive compensation cannot be completed as of the filing of this proxy statement because part of the executives’ compensation is based on bonuses that have yet to be determined. Therefore, we are unable to conclude whether Ms. Diersen or Mr. Getlin should be included in the category of the four most highly compensated executive officers.

11.	The number of shares beneficially owned includes 2,069,057 shares beneficially owned by Mr. Emmitt and Ms. Weatherman (see footnotes 6 and 7 above).

OTHER BUSINESS

     This proxy statement contains all business we are aware of that will be presented at the Special Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the board for other business, if any, that may properly come before the Special Meeting.

PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented in our proxy materials for the next annual meeting of shareholders were due by December 9, 2004.

     A shareholder who wishes to make a proposal at the next annual meeting of shareholders without including the proposal in our proxy statement must notify us by February 22 , 2005. If a

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shareholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next annual meeting of shareholders will have discretionary authority to vote on the proposal.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders may communicate with the board of directors by sending correspondence, in care of our Corporate Secretary, American Medical Systems Holdings Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, with an instruction to forward the communication to the particular director. Our corporate secretary will promptly forward all such shareholder communications to that director.

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APPENDIX A

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

     American Medical Systems Holdings, Inc., a Delaware corporation, hereby certifies as follows:

     The Amended and Restated Certificate of Incorporation of American Medical Systems Holdings, Inc. (the “Corporation”) was filed in the office of the Secretary of State of the State of Delaware on August 14, 2000, and is hereby amended pursuant to Section 242 of the Delaware General Corporation Law. The Amendment to the Amended and Restated Certificate of Incorporation reflected herein has been duly proposed by the Board of Directors of the Corporation and duly adopted by the holders of a majority of the outstanding shares of common stock in accordance with the provisions of Section 242.

     This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation currently on file with the Secretary of State of the State of Delaware. The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

     The total authorized capital stock of the Corporation shall be Two Hundred Twenty-five Million (225,000,000) shares consisting of (i) Two Hundred Million (200,000,000) shares of common stock, $.01 par value per share (“Voting common stock”); (ii) Twenty Million (20,000,000) shares of Non-Voting common stock, $.01 par value per share (“Non-Voting common stock,” and together with the Voting common stock, “common stock”); and (iii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

     IN WITNESS WHEREOF, said Corporation has caused this Amendment to the Amended and Restated Certificate of Incorporation to be signed by its Secretary, this 4th day of March, 2005.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By	/s/ Carmen L. Diersen

Its:	Secretary

SPECIAL MEETING OF SHAREHOLDERS
FRIDAY, MARCH 4, 2005

proxy

This proxy is solicited by the Board of Directors

     The undersigned hereby appoint(s) Martin J. Emerson and Carmen L. Diersen, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of voting common stock of American Medical Systems Holdings Inc. held of record by the undersigned on January 21, 2005, at the March 4, 2005, Special Meeting of Shareholders, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

See reverse for voting instructions.

▼ Please detach here ▼

1.	Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized voting common stock to 200,000,000 shares.	☐ For	☐ Against	☐ Abstain

2.	In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting.	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Address Change? Mark Box
Indicate changes below:     ☐

Dated: _________________________________, 2005

Signature(s) in Box
Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.